EXHIBIT 10.1
LETTER FROM ALBERT WONG & CO., CPA
December 29, 2010 Office of the Chief Accountant SECPS Letter File Mail Stop 9-5 Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549 Re: Oakridge International Corporation
Dear Sirs/Madams:

We have read the statements that we understand Oakridge International Corporation will include under Item 4.01 of the Form 8-K report, dated December 29, 2010, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Albert Wong & Co.
Certified Public Accountants